UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2007 (June 25, 2007)
THE BANK OF NEW YORK COMPANY, INC.

(Exact name of registrant as specified in its charter)

New York	001-06152	13-2614959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wall Street New York, New York	10286

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 495-1784
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the proposed merger of The Bank of New York Company, Inc. (the “Company”) and Mellon Financial Corporation (“Mellon”) into The Bank of New York Mellon Corporation (“BNY-Mellon”), as previously disclosed in the registration statement filed with the SEC on April 17, 2007 on Form S-4 containing the joint proxy statement/prospectus for the shareholders of the Company and Mellon (the “Joint Proxy Statement/Prospectus”) and incorporated by reference herein, the Board of Directors (the “Board”) of the Company approved on January 9, 2007 the terms of (1) a Service Agreement for Thomas A. Renyi, current Chairman and Chief Executive Officer of the Company, who will serve for 18 months as Executive Chairman of BNY-Mellon following the completion of the merger with Mellon, and (2) grants of options on 700,000 shares of the Company’s common stock for Mr. Renyi, and on 500,000 shares of the Company’s common stock for Gerald L. Hassell, current President of the Company, in each case conditioned on, and to be granted immediately before, the completion of the transaction. The Company also disclosed in the Joint Proxy Statement/Prospectus that it expected to enter into Transition Agreements with certain of its executive officers who will be members of BNY-Mellon’s executive management team, including Mr. Hassell, Bruce Van Saun, Thomas P. Gibbons, Donald R. Monks, and Brian G. Rogan, to provide them with protections in connection with the merger that will be comparable to the protections provided to the Mellon members of BNY-Mellon’s executive management team as a result of the merger being a change in control of Mellon under Mellon’s arrangements.
On June 28, 2007 the Company entered into a Service Agreement with Mr. Renyi that will become effective (and will be assumed by BNY-Mellon) upon the completion of the merger, and an option agreement with each of Mr. Renyi and, on June 25, 2007, Mr. Hassell, on substantially the same terms as previously disclosed. A description of the material terms of those agreements is included below and is qualified in its entirety by the forms of agreement attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
On June 25, 2007, the Company also entered into Transition Agreements with each of Messrs. Hassell, Monks, and Rogan, and on June 26, 2007 with each of Messrs. Van Saun and Gibbons, that are conditioned on and will become effective (and will be assumed by BNY-Mellon) upon the completion of the merger and will provide the executives with severance protections during the three years immediately following the completion of the merger that are substantially similar to those previously disclosed. A description of the material terms of the final Transition Agreements is included below and is qualified in its entirety by the forms of agreement attached as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K.
Special Renyi and Hassell Option Grants
     The special option grants to Messrs. Renyi and Hassell will be made immediately before the completion of the transaction, will have an exercise price equal to the last closing price of the Company’s common stock on the New York Stock Exchange before the effective time of the transaction, and will expire 10 years after the grant date. In Mr. Renyi’s case, the special option will vest 18 months after the completion of the transaction, or sooner if (1) the BNY-Mellon Board of Directors terminates his employment other than for cause, (2) he leaves with the consent of the BNY-Mellon Board of Directors or (3) he dies or becomes permanently disabled, in which case the special option will terminate after three years (or at the end of its original term, if earlier). In Mr. Hassell’s case, one third of the special option will vest on the first anniversary of the completion of the transaction and the remainder will vest in pro rata monthly installments over the following two years, or sooner if (x) the BNY-Mellon Board of Directors terminates his employment without cause, (y) he leaves with the consent of the BNY-Mellon Board of Directors or (z) he dies or becomes permanently disabled, in which case the special option will terminate after three years (or at the end of its original term, if earlier). The special option will be forfeited, in Mr. Renyi’s case, if he terminates his employment within 18 months of the completion of the transaction without the consent of the BNY-Mellon Board of Directors and, in Mr. Hassell’s case, the unvested portion of the special option will be forfeited if he terminates his employment within three years of the completion of the transaction without the consent of the BNY-Mellon Board of Directors. In the case of both executives, the special options will be forfeited immediately upon a termination of employment for cause, and the vested portion of both special options will immediately cease to be exercisable upon a breach of the applicable restrictive covenants, for Mr. Renyi under his Service Agreement and for Mr. Hassell, under his Transition Agreement. For Mr. Renyi under his Service Agreement and for Mr. Hassell under his Transition Agreement, certain gains recognized from the exercise of these special option grants are subject to a clawback by BNY-Mellon in the event of the executive’s termination for cause or a breach of the restrictive covenants.
Renyi Service Agreement
     Under Mr. Renyi’s Service Agreement, he will continue to receive his current annual base salary of $1,000,000 and his current benefits, and annual and long-term incentive opportunities with BNY-Mellon at levels at least as favorable as those provided by the Company before the transaction, under the same terms applicable to other BNY-Mellon executives (although the form and timing may differ), for a period of 18 months after the completion of the transaction, at which point he will retire, unless earlier requested to retire by the BNY-Mellon Board of Directors. Upon his retirement, either after 18 months, or earlier at the request of the BNY-Mellon Board of Directors, he will receive a pro rata portion of his annual cash bonus for his year of termination, based on actual performance measured at the end of the fiscal year in which his termination occurs and, subject to his compliance with non-competition and non-solicitation covenants through the 12-month anniversary of his termination of employment and executing a release, he will be entitled, until age 80, to secretarial support and the use of a car and driver and of an office. As described above, Mr. Renyi’s Service Agreement provides for a clawback of certain gains recognized from the exercise of his special option grant if he is terminated for cause or breaches the applicable restrictive covenants. Consistent with the BNY-Mellon by-laws, any termination by BNY-Mellon of Mr. Renyi’s employment, for cause or otherwise, requires the affirmative vote of three-quarters of the BNY-Mellon board of directors.
Transition Agreements with Other Named Executive Officers
     The new Transition Agreements with Messrs. Hassell, Van Saun, Gibbons, Monks, and Rogan each provide that the executive will serve as a member of the BNY-Mellon executive committee, and for executives other than Mr. Hassell, that the Company will propose that the executive be awarded a Team Bonus Award by BNY-Mellon in the same amounts as previously disclosed in the Joint Proxy Statement/Prospectus. Mr. Hassell’s Transition Agreement provides that he will be entitled to a total compensation opportunity with BNY-Mellon that reflects, relative to the other members of the BNY-Mellon Executive Committee, his position as the most senior member of the BNY-Mellon Executive Committee other than the Chairman and Chief Executive Officer.
     The Transition Agreements also provide that if within three years of the completion of the transaction the executive is terminated by
BNY-Mellon other than for “cause” (as defined in the Transition Agreement) or resigns for “good reason” (as defined in the Transition Agreement, based on his or her new position with BNY-Mellon), BNY-Mellon must provide the executive with: (1) severance pay in an amount equal to a severance factor, which is three for Messrs. Hassell and Van Saun and two for the other executives, multiplied by the sum of the executive’s annual salary and highest annual bonus earned in the last three completed fiscal years (the “Bonus Amount”), (2) a pro rata portion of his annual bonus, based on the “Bonus Amount,” and (3) an amount designed to equal the lump sum actuarial equivalent of the additional benefit which the executive would have received under the Company’s Retirement and Excess Benefit Plans and, in the case of Messrs. Hassell and Monks only, Supplemental Executive Retirement Plan, had the executive’s employment continued for a number of years equal to the severance factor (earning the same salary and bonus compensation equal to the Bonus Amount each year). For a number of years equal to the severance factor or, if earlier, until the executive receives comparable welfare benefits from a new employer or attains age 65, BNY-Mellon will also permit the executive and the executive’s dependents to participate in all medical and other welfare benefit plans in which the executive was entitled to participate immediately before termination (so long as such participation is possible under the plans and the executive continues to pay BNY-Mellon an amount equal to the executive’s regular participation under the plan). If the executive’s participation in the plans during this period is not permitted, BNY-Mellon will provide the executive and his dependents with substantially similar benefits (on a pre-tax basis) by purchasing individual insurance policies or otherwise.
     In addition, the executives would receive full vesting of all Company stock options (other than with respect to Mr. Hassell’s special option grant, the terms of which are noted above), restricted stock, restricted share units and unvested performance awards already earned at the time of termination based on actual performance through the end of the performance period (other than unearned, unvested Company performance shares and performance units, a pro rata portion of which would be paid at the end of the applicable performance period based on actual performance achieved, based on the number of full months the executive was employed during the performance period, and other than any Company stock options and restricted share units granted on April 2, 2007 that will vest on a pro rata basis in accordance with their terms) and a period of at least three years to exercise vested options following termination of employment, subject to the original term of the option (and in the case of the special option grant to Mr. Hassell described above, until the end of the original term of the option). The executives would also receive full vesting of any BNY-Mellon restricted stock, restricted share units, full vesting in the case of Mr. Hassell and pro rata vesting for the other executives of any BNY-Mellon performance shares and performance units (payable to the extent earned based on actual performance as of the end of the applicable performance period), and any BNY-Mellon options held by the executives would vest and remain exercisable in accordance with their terms. Any Team Bonus Awards, if granted by BNY-Mellon, held by the executives (other than Mr. Hassell) would also vest in full.
     In addition, the Transition Agreements for Messrs. Hassell, Van Saun, Gibbons and Monks will provide for a special termination right, which, for each of Messrs. Hassell, Van Saun and Gibbons, would allow the executive to terminate his employment for any reason during a designated period after the completion of the transaction (which is any time after the three-year anniversary for Mr. Hassell, during the thirty-day period immediately following the two-year anniversary for Mr.

Van Saun and the thirty-day period immediately following the thirty-month anniversary for Mr. Gibbons) and receive: (1) full vesting of all stock options (other than any Company stock options granted on April 2, 2007 that will vest on a pro rata basis in accordance with their terms), with a period of at least three years to exercise vested options following termination of employment, subject to the original term of the option (and in the case of the special option grant to Mr. Hassell described above, until the end of the original term of the option); (2) pro rata vesting of outstanding unearned, and full vesting of any earned, performance shares and performance units, in each case based on actual performance achieved at the end of the applicable performance cycle; (3) pro rata vesting of restricted share units granted on April 2, 2007 in accordance with their terms; (4) a pro rata annual bonus for the year of termination based on actual performance achieved as of the end of the year of termination; (5) for Mr. Hassell only, a vested right to a payment equal to his benefit under the Company’s Supplemental Executive Retirement Plan calculated as though he had reached age 60 or if greater, his actual age; and (6) for Messrs. Van Saun and Gibbons, pro rata vesting of any Team Bonus Award that may be granted after the transaction by BNY-Mellon. The special termination right for Mr. Monks would apply only upon his termination without cause or for good reason before reaching age 60, in which case he would be entitled to, in addition to the other severance entitlements described above for a termination without cause or for good reason, a payment equal to his accrued benefit under the Company’s Supplemental Executive Retirement Plan, calculated as though he had reached age 60. Any benefits based on the Company’s Supplemental Executive Retirement Plan that may be provided to Messrs. Hassell and Monks under their Transition Agreements will be calculated based on actuarial assumptions not less favorable than those in effect for the Company’s Retirement Plan immediately prior to the transaction. The special termination benefits for each of Messrs. Hassell and Gibbons will be conditioned on the executive providing prior written notice to BNY-Mellon of his intent to terminate his employment, in the case of Mr. Hassell six months in advance and, in the case of Mr. Gibbons, three months in advance.
     All severance and special termination benefits will be conditioned on the executive’s execution of a release of claims in favor of BNY-Mellon and its predecessors and compliance with non-competition and non-solicitation covenants through the 12-month anniversary of the executive’s termination of employment. As described above, Mr. Hassell’s agreement provides for a clawback of certain gains recognized from the exercise of his special option grant if he is terminated for cause or breaches the restrictive covenants. Consistent with the BNY-Mellon by-laws, any termination by BNY-Mellon of Mr. Hassell’s employment, for cause or otherwise, requires the affirmative vote of three-quarters of the BNY-Mellon board of directors.
     In the event of a change in control of BNY-Mellon, the executives may elect to receive benefits under the executives’ existing change in control agreements or under the Transition Agreements. This means that in the event of a change in control of BNY-Mellon during the three years after the completion of the transaction, Messrs. Hassell, Van Saun, Gibbons, Monks and Rogan may be eligible for severance protections under their existing change in control severance agreements and their Transition Agreements at the same time. However, the Transition Agreements provide that the executive may elect to receive benefits under either his change in control severance agreement or his Transition Agreement, but not both, except that in all cases, should payments to the executive under his Transition Agreement be subject to the excise tax on “excess parachute payments,” the provisions under his existing change in control agreement with the Company would apply (such that unless reducing the aggregate amount of those payments by 10% would avoid imposition of the excise tax, in which case the payments will be so reduced, an additional payment will be made to restore the after-tax severance payment to the same amount that the executive would have retained had the excise tax not been imposed).
Item 9.01 Exhibits

(d)	Exhibits.

1.1	Joint Proxy Statement/Prospectus of The Bank of New York Company, Inc. and Mellon Financial Corporation (incorporated by reference to the Registration Statement on Form S-4 filed by The Bank of New York Mellon Corporation on April 17, 2007) (Registration No. 333-140863).

10.1	Service Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Thomas A. Renyi.

10.2	Stock Option Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Thomas A. Renyi.

10.3	Stock Option Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Gerald L. Hassell.

10.4	Transition Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Gerald L. Hassell.

10.5	Transition Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Bruce Van Saun.

10.6	Transition Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Thomas P. Gibbons.

10.7	Transition Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Donald R. Monks.

10.8	Transition Agreement dated as of June 25, 2007, between The Bank of New York Company, Inc. and Brian G. Rogan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Company, Inc.
(Registrant)

Date: June 28, 2007	By: /s/ Bart R. Schwartz

(Signature)
Name: Bart R. Schwartz
Title: Corporate Secretary